Exhibit 99.1

SOUTH EAST ETAME 4H INCREASING PRODUCTION

VAALCO ANNOUNCES SOUTH EAST ETAME 4H WELL HAS BEEN SUCCESSFULLY COMPLETED AND PLACED ON PRODUCTION

HOUSTON – March 25, 2020 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO” or the “Company”) today provided an update on the successful completion of its 2019/2020 drilling program as well as an operational update.

Highlights

•	Successfully completed the South East Etame 4H development well including approximately 750 feet of horizontal section in the Gamba reservoir;
•

Brought the South East Etame 4H well onto production on March 21, 2020 at an initial flow rate of approximately 2,200 gross barrels of oil per day (“BOPD”), 600 BOPD net revenue interest (“NRI”) to VAALCO;

•	Commenced workover of the South East Etame 2H well to replace the electric submersible pumps (“ESPs”) and expects to restore production around the end of March; and
•	To date, operations have not been materially disrupted by current worldwide COVID-19 crisis.

Cary Bounds, Chief Executive Officer, commented, “We are proud of the highly successful 2019/2020 drilling campaign in which we have drilled and brought online three development wells and drilled two successful appraisal wellbores that confirmed additional resources to exploit from this quality asset.  The drilling campaign has been transformational for VAALCO and has added meaningful production and cash flow with minimal increase in operating costs.  This has helped to improve our margins and drive our operational breakeven down to $31 per barrel of realized pricing.  Following the completion of the South East Etame 4H well, we began the planned workover on the South East Etame 2H well to replace ESPs.  We expect to bring the South East Etame 2H well back online around the end of March, which should restore production of approximately 2,400 gross BOPD.”

“Our lowered operational breakeven, strong hedge position and increased production has enabled us to establish a solid financial footing which puts us in a stronger position to navigate the current low price oil environment.  With that said, the global pandemic and energy industry events that began in late February of 2020 have been unprecedented and caused significant uncertainty across the oil sector with regards to outlook and budgets.  The world is battling COVID-19 which has disrupted our everyday lives and negatively impacted the worldwide economy.  As of right now, VAALCO’s operations have not been disrupted, and we have managed through the logistical challenges that we have faced since the outbreak.  VAALCO has contingency plans in place in the event that we are directly impacted, and we continue to put the safety of our workers and local stakeholders first.  We remain committed to generating long-term value for our shareholders by focusing on capital efficiency, controlling costs and optimizing production.”

With the drilling of the South East Etame 4H well, VAALCO has completed its 2019/2020 drilling campaign.  As previously announced, with the drilling of the South East Etame 4P appraisal wellbore, VAALCO has also satisfied the drilling commitment as part of the PSC extension that VAALCO signed in late 2018.

After installing production equipment, the South East Etame 4H well was brought online at an initial rate of approximately 2,200 gross BOPD, (600 BOPD NRI to VAALCO), with no H2S which is at the high end of the February 2020 pre-drill initial production rate of 1,200 to 2,500 gross BOPD (325 to 675 BOPD NRI to VAALCO).  The well was drilled and completed as planned, with no safety or environmental incidents.

As previously announced, on March 7, 2020, the South East Etame 2H well stopped producing due to an ESP failure.  The drilling rig on the South East Etame North Tchibala (“SEENT”) platform was already scheduled to replace the ESP on that well in a preemptive workover upon completion of the South East Etame 4H well.  The workover on the South East Etame 2H well is currently underway and the well is expected to be returned to production around the end of March.  The well was producing 2,400 gross BOPD, or 650 BOPD NRI to VAALCO, when the ESP failed.  VAALCO will not perform any additional workovers with the contracted drilling rig and the rig will be released after completion of operations on the South East Etame 2H well.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 31.1% working interest in the Etame Marin Block, located offshore Gabon, which to date has produced over 114 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Kelsey Traynor / James Husband	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements may include statements related to well results, future levels of drilling and operational activity and associated expectations, expectations concerning the impact of the recent decline in oil prices and the outbreak of COVID-19 on our business and results of operations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth,  its activities in Equatorial Guinea, expected sources of future capital funding and future liquidity, the share repurchase program, its ability to restore production in non-producing wells, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future acquisitions, capital expenditures, future drilling plans, prospect evaluations, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, expectations regarding processing facilities, production, sales and financial projections and reserve growth.  These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control.  These risks include, but are not limited to, crude oil and natural gas price volatility, inflation, general economic conditions, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes, as well as risks related to the impact of COVID-19 on the global economy and our business.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

References to thickness of crude oil pay or of a formation where evidence of hydrocarbons have been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating crude oil accumulations are not necessarily indicative of future production or ultimate recovery.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR.